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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the Caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-79215) and related Prospectuses of Northwest Airlines, Inc. and Northwest Airlines Corporation and to the incorporation by reference therein of our report dated January 18, 1999 with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP

Minneapolis, Minnesota
June 7, 1999